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                                                                   EXHIBIT 10.14


                                 AMENDMENT NO. 1

                                       TO

                               OPERATING AGREEMENT

                                       OF

                          PRIVILEGEONE NETWORKS, L.L.C.

         This Amendment No. 1 to Operating Agreement of PrivilegeOne Networks, L.L.C. dated as of February 9 , 2001 among Calton, Inc., a New Jersey corporation, Taytrowe Van Fechtmann World Companies, LLC, a Delaware limited liability company ("TVF") and 3D Think, Inc., a Delaware corporation ("3D").

         WHEREAS, the parties hereto have entered into or succeeded to the interest of a member under that certain Operating Agreement of PrivilegeOne Networks, L.L.C. dated as of February 2, 2000;

         WHEREAS, PrivilegeOne Networks, L.L.C. (the "Company") requires additional capital to pursue its business plan and conduct its operations;

         WHEREAS, in connection with the contribution of additional capital by Calton, Inc. it is necessary to amend certain provisions of the Operating Agreement and to increase Calton, Inc.'s percentage interest in the Company;

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and premises contained herein, hereby agree as follows:

1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Operating Agreement.

2. CAPITAL CONTRIBUTION. Contemporaneous with the execution of this Amendment No. 1 to Operating Agreement, Calton shall make an additional equity contribution to the Company of $50,000.

3. ADDITIONAL LOAN. Contemporaneously with the execution of this Amendment No. 1 to Operating Agreement, the Company shall execute and deliver to Calton, Inc. the Second Promissory Note.

4. CLAWBACK OPTION. Contemporaneously with the execution of this Amendment No. 1 to Operating Agreement, Calton, Inc. shall execute and deliver to each of TVF and 3D the Clawback Option.


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5.       AMENDMENT OF PROMISSORY NOTE. The parties hereby agree that contemporaneously with the execution of this Agreement, the Company and the parties hereto shall amend the Promissory Note pursuant to an Amendment No. 1 to Promissory Note in the form annexed hereto as Annex III.

6.       AMENDMENTS TO OPERATING AGREEMENT.

         (a) The following definitions are hereby added to Section 1.1 of the Operating Agreement:

                  "Claw Back Option" means the option granted to TVF and 3D pursuant to the Claw Back Option Agreement annexed hereto as Annex I.

                  "Second Promissory Note" means the promissory note of even date herewith issued to Calton, Inc. by the Company in the form annexed hereto as Annex II.

         (b) Section 3.1 of the Operating Agreement is hereby amended to read in its entirety as follows:

                  "3.1 CAPITAL CONTRIBUTIONS. The Members hereby acknowledge that the Corporation made a contribution of its business and assets, which had an agreed value of $92,337.46 as of February 2, 2000, to the Company. In addition, Calton, Inc. made a $50,000 equity contribution to the Company as of February 6 , 2001. The Capital Contributions to which each Member has succeeded and/or made and the Percentages applicable to each Member are set forth on Exhibit A hereto."

         (c) Section 5.1.2 is hereby amended to read in its entirety as follows:

                  "5.1.2 ELECTION AND REMOVAL OF REPRESENTATIVES. Representatives shall be elected by Members by a plurality vote (based upon Percentages voted by Members) at the annual meeting of Members to be held each year pursuant to Section 5.2.1; provided, however, that notwithstanding any change in the Percentages which may occur after the date hereof (i) until the later of (x) the payment in full of the Promissory Note and the Second Promissory Note and (z) December 31, 2004 (the "Control Termination Date"), Calton, Inc. shall have the right to nominate for election a majority of the Representatives, (ii) after the Control Termination Date, Calton, Inc. shall have the right to nominate a number of Representatives in proportion to its Percentage and (iii) all of the Members hereby agree to vote in favor of the election of the Calton, Inc. nominees as Representatives. Calton, Inc. agrees that the other Members of the Company (the "Non-Calton Members") shall collectively have the right to nominate the remaining Representatives in each election of Representatives and agrees that it shall vote in favor of the election of such nominees. Representatives who are nominees of Calton, Inc. may only be removed by Calton, Inc. Representatives who are nominees of the Non-Calton Members may be removed only a vote of the Non-Calton Members holding a majority of the Percentages held by the Non-Calton Members. Any vacancy in the Board of Directors may be filled by the Member(s) who nominated the Representative whose absence has caused the vacancy."




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         (d)      Section 5.1.10 is hereby amended to read in its entirety as follows:

                  "5.1.10 POWERS OF MEMBERS. Without limiting the generality of
                  Section 5.1.1 until such time as (i) the Promissory Note and the Second Promissory Note have been repaid in full and (ii) the Clawback Option has been exercised in full, the unanimous approval of the Members shall be required before any of the following acts involving the Company:

                  (a) any determination to call for any additional Capital Contribution, or any authorization, issuance or creation of, or increase of any Membership Rights or other interests in the Company;

                  (b) transferring all or substantially all of the assets of the Company;

                  (c) any merger, consolidation or other business combination with respect to the Company or the liquidation or dissolution of the Company or the adoption of any plan with respect to any such liquidation or dissolution;

                  (d) the Company making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or seeking, consenting to or acquiescing in the appointment by a court of a trustee, receiver or liquidator of the Company or all or any substantial part of its assets;

                  (e) submitting any application for the entry of a decree of judicial dissolution of the Company under the Act;

                  (f)      amendment of this Agreement;

                  After such time as the Promissory Note and the Second Promissory Note is paid in full and the Clawback Option is exercised, the unanimous approval of the Members shall be required before any of the acts specified in paragraphs (a) through (f) above and any of the following acts involving the Company may be taken:

                  (1)      exercising any purchase option pursuant to Section
                           6.1.4.3.;

                  (2) borrowing any principal amount in excess of U.S. $10,000, incurring any contingent liability whatsoever in excess of U.S. $10,000, lending or guarantying any third party indebtedness, it being understood that such limitation shall not be a limitation on the amount or type of trade payables that may be incurred in the ordinary course of business consistent in all respects with past practices by the Company;

                  (3) approving of the Company's annual operating budget, and any material deviations therefrom, including setting or amending the compensation level of any




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                           officer or other similarly compensated person to the
                           extent that any such compensation level is not in accordance with the Executive Incentive Pay Schedule developed by the Company and annexed hereto as Exhibit C;

                  (4) incurring any lien on any assets of the Company, other than purchase money liens on items the purchase of which is not otherwise subject to approval hereunder;

                  (5) executing or otherwise entering into, or amending, modifying or the terminating any contract with an officer, employee or Representative of the Company or a Member, an Affiliate of a Member or a person related by blood or marriage to an officer, employee or Representative of the Company or a Member involving aggregate consideration (including assumed actual and contingent liabilities) or fair market value or actual or contingent liability in excess of U.S. $10,000;

                  (6)      approving of Member loans to or from the Company;

                  (7)      amending the Company's certificate of formation;

                  (8) the adoption or modification of financial accounting methods or principles (except those required by changes in accounting industry standards or approved as consistent with GAAP as applied by such accounting firm), or any decision not to audit the financial statements of the Company; or

                  (9)      any material change in the business of the Company."

                  Neither the execution of this Amendment nor anything contained herein shall constitute a waiver by any individual or Member of rights they may have pursuant to contracts with the Company that pre-date and exist as of the date of this Amendment.

         (e) Section 6.1.1.4 is hereby amended to read in its entirety as follows:

                  "6.1.1.4 the Transfer will not result in the Company or Calton, Inc. being subject to the Investment Company Act of 1940, as amended."

         (f) Exhibit A to the Operating Agreement is hereby amended to read in its entirety as set forth in Annex III hereto.

                  Nothing contained herein shall be deemed to require the approval of Calton, Inc. as a Member to repay and/or terminate the Promissory Note or the Second Promissory Note.

7. WEB DEVELOPMENT WORK. Website development and hosting work will be offered by the Company to eCalton.com, Inc. as the preferred vendor based upon competitive bids for all work having a cost in excess of $5,000.



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8.       INFORMATION SYSTEMS. Each of the Members hereby acknowledges and agrees that notwithstanding anything to the contrary set forth above, until such time as the Promissory Note and the Second Promissory Note are paid in full and the Clawback Option is exercised, the Company shall make no expenditures for items related to computers, software, computer systems or information technology which have a cost in excess of $1,500 without the prior written approval of Calton, Inc.

9. CALTON, INC. APPROVAL RIGHTS. Each of the Members hereby acknowledges and agrees that notwithstanding anything to the contrary set forth above, until such time as the Promissory Note and Second Promissory Note are paid in full and the Clawback Option is exercised, the Company shall make no expenditure or contractual commitment in an amount in excess of $2,500 without the prior written approval of Calton, Inc.

10. COUNTERPARTS. This Amendment No. 1 to Operating Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to and may be appended to, any other counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Operating Agreement as of the date first above written.

                                     Calton, Inc.


                                        By:
                                           ----------------------------------
                                      Name:
                                     Title:

                                     Taytrowe Van Fechtmann World
                                      Companies, LLC

                                        By:
                                           ----------------------------------
                                      Name:
                                     Title:

                                     3d Think, Inc.

                                        By:
                                           ----------------------------------
                                      Name:
                                     Title:





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                                                                       ANNEX III

                                    EXHIBIT A

                          PRIVILEGEONE NETWORKS, L.L.C.
                               OPERATING AGREEMENT

                    LIST OF MEMBERS, CAPITAL AND PERCENTAGES



Name and Address                            Capital Contribution      Percentage
----------------                            --------------------      ----------
Taytrowe Van Fechtmann World Companies, LLC       $34,179.66            18.35%
20 Fry Pond Road
West Greenwich, RI  02817
(Taxpayer I.D. No.:***)

Calton, Inc.                                      $85,103.00            69.25%
125 Half Mile Road, Suite 206
Red Bank, NJ  07701-6749
(Taxpayer I.D. No.: 22-243361)

3D THINK, INC.                                    $23,094.37            12.40%
20 Fry Pond Road
West Greenwich, RI  02817
(Taxpayer I.D. No.:05-0511869)